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                                                                    EXHIBIT 23.1


                        Consent of Independent Auditors
                        -------------------------------


The Board of Directors
Glendale Federal Bank, Federal Savings Bank:

We consent to the use of our report, incorporated by reference herein, dated July 23, 1996 on the consolidated financial statements of Glendale Federal Bank, Federal Savings Bank as of June 30, 1996 and 1995, and for each of the years in the three-year period ended June 30, 1996.


                                       KPMG Peat Marwick LLP


Los Angeles, California
May 28, 1997